Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Variable Account Funds:

We consent to the use of our report dated February 10, 1998, with respect to the Smith Barney Variable Account Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
February 18, 1999